EXHIBIT 3.0

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of this Amendment No. 3 to Schedule 13D with respect to the Common Stock, par value $1.00 per share, of Texfi Industries, Inc. and that this agreement shall be included as an exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 20th day of October, 1995.

                                    CHADBOURNE INVESTMENT CORP.


                                    By: William L. Remley, President

                                    HALTON HOUSE LTD.


                                    By: William L. Remley, President

                                    THE HALTON DECLARATION OF TRUST


                                    By:  BAHAMAS PROTECTORS, LTD., as
                                          Protector of The Halton Declaration
                                          of Trust


                                    Gary R. Siegel


                                    BAHAMAS PROTECTORS, LTD.



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